UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2015

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Shell Plaza
910 Louisiana Street
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 241-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous independent registered public accounting firm

On November 2, 2015, the Audit Committee (the “Audit Committee”) of the Board of Directors of Shell Midstream Partners GP LLC (the “General Partner”), the general partner of Shell Midstream Partners, L.P. (the “Partnership”), unanimously voted to appoint Ernst & Young LLP (“EY”) as the Partnership’s new independent registered public accounting firm to audit the Partnership’s financial statements for the fiscal year ending December 31, 2016, and dismissed PricewaterhouseCoopers LLP (“PwC”) as the Partnership’s independent registered accounting firm.

The Partnership’s change in auditors follows a competitive tender process conducted by the Partnership’s parent, Royal Dutch Shell plc (“RDS”), in connection with European Union auditor rotation rules. After careful evaluation of the results of this tender process, RDS announced it will propose to its shareholders at the RDS 2016 Annual General Meeting that RDS appoint EY to succeed PwC as RDS’ independent registered public accounting firm for the 2016 financial year.

Likewise, the Audit Committee has elected to dismiss PwC as the Partnership’s independent registered public accounting firm effective upon the issuance by PwC of its reports on the consolidated financial statements as of and for the year ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015 to be included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015.

The reports of PwC on the Partnership’s consolidated financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2014 and December 31, 2013, and through November 2, 2015, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, that if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the Partnership’s financial statements for such years.

During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through the period November 2, 2015, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the following. As previously disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 10-K”), management concluded that the Partnership did not maintain effective internal control over financial reporting as of December 31, 2014, as a result of the following material weaknesses described in Item 9A of the 2014 10-K: (1) the Partnership did not maintain effective internal control over the completeness and accuracy of revenues, as controls were not designed or effectively operating to review the completeness and accuracy of journal entries required to properly accrue revenues and record loss/gain from pipeline operations, which resulted in the revision of the unaudited financial statements of the accounting predecessor of the Partnership (the “Predecessor”) for the three-month period ended March 31, 2013; and (2) the Partnership did not maintain effective internal control over the accuracy of tariff rates and associated inputs which impacts the accuracy and reporting of revenues, which resulted in the restatement of the Predecessor’s combined audited financial statements as of and for the year ended December 31, 2013 and the revision of the Predecessor’s combined financial statements as of and for the period ended June 30, 2014. Management is engaged in remediation efforts to address such material weaknesses, as more fully disclosed in Item 4 of the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which disclosure is incorporated herein by reference. PwC discussed each of these matters with the Audit Committee. The Partnership has authorized PwC to fully respond to the inquiries of the successor independent registered public accounting firm concerning these matters.

The Partnership provided PwC with a copy of this Current Report on Form 8-K and requested that PwC furnish to it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made and, if not, stating the respects in which it does not agree. The letter from PwC to the Securities and Exchange Commission dated as of November 2, 2015 is attached as Exhibit 16.1 to this Current Report.

(b) Engagement of Independent Registered Public Accountant Firm

As discussed above, on November 2, 2015, the Audit Committee of the General Partner appointed EY as the Partnership’s new independent registered public accounting firm to audit the Partnership’s financial statements for the fiscal year ending December 31, 2016. The engagement of EY as the independent registered public accounting firm of the Partnership was unanimously approved by the Audit Committee.

During each of the Partnership’s two most recent fiscal years and through November 2, 2015, the Partnership has not consulted with EY regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Partnership’s financial statements, nor did EY provide written report or oral advice to the Partnership that EY concluded was an important factor considered by the Partnership in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated November 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: November 2, 2015

INDEX TO EXHIBITS

Number	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated November 2, 2015

5